                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                         Dated: December 1, 2005

                                 STATE OF ISRAEL
                   EIGHTH INFRASTRUCTURE AND ABSORPTION ISSUE
                                 $2,100,000,000
                        ZERO COUPON DOLLAR SAVINGS BONDS


The purchase price of each State of Israel Eighth Infrastructure and Absorption Issue Zero Coupon Dollar Savings Bond due to mature ten years from the Issue Date during the SALES PERIOD commencing on DECEMBER 1, 2005 and terminating on DECEMBER 31, 2005 is $3,597 representing an effective yield to maturity of 5.25%.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase MUST BE ACCEPTED BY ISRAEL BY DECEMBER 23, 2005.